Exhibit 99.2

UNAUDITED FINANCIAL STATEMENTS OF HPI LIMITED

HPI Limited

Income statements

For the periods ended 30 September 2008 and 30 September 2007

	9 months ended 30 September 2008	9 months ended 30 September 2007
	£000	£000
Revenue	19,571	19,305
Cost of sales	(1,663)	(1,666)

Gross profit	17,908	17,639
Administrative expenses	(8,337)	(11,364)

Operating profit	9,571	6,275
Finance costs	(34)	(39)
Interest receivable	1,129	1,200

Profit before tax	10,666	7,436
Tax expense	(3,135)	(2,370)

Profit for the year	7,531	5,066

HPI Limited

Statements of recognised income and expense

For the periods ended 30 September 2008 and 30 September 2007

	9 months ended 30 September 2008	9 months ended 30 September 2007
	£000	£000
Fair value gains on owner-occupied properties	—	—
Aggregate tax effect	—	9

Net income recognised directly in equity	—	9
Profit for the year	7,531	5,066

Total recognised income and expense for the year	7,531	5,075

HPI Limited

Balance sheet

As at 30 September 2008

As at 30 September 2008
£000
ASSETS
Non-current assets
Investments in subsidiaries	—
Property and equipment	4,105

4,105

Current assets
Trade and other receivables	10,455
Cash and cash equivalents	9,342

19,797

LIABILITIES
Current liabilities
Trade and other payables	(4,922)
Other liabilities	(2,839)
Provisions	(846)

(8,607)

Net current assets	11,190

Non-current liabilities
Trade and other payables	—
Liability for current tax	(3,069)
Deferred tax liabilities	—
Provisions	(160)

(3,229)

Net assets	12,066

EQUITY
Ordinary share capital	30
Share premium	2,775
Other reserves	634
Retained earnings	8,627

Total equity	12,066

HPI Limited

Reconciliation of movements in shareholder’s equity

For the period ended 30 September 2008

	Ordinary share capital	Share premium	Other reserves	Retained earnings	Total equity
	£000	£000	£000	£000	£000
Balance at 1 January 2008	30	2,775	634	43,096	46,535
Total recognised income and expense for the year	—	—	—	7,531	7,531
Dividends paid	—	—	—	(42,000)	(42,000)

Total movements in the year	—	—	—	(34,469)	(34,469)

Balance at 30 September 2008	30	2,775	634	8,627	12,066

HPI Limited

Cash flow statements

For the periods ended 30 September 2008 and 30 September 2007

	Note		9 months ended 30 September 2008	9 months ended 30 September 2007
			£000	£000
Cash flows from operating activities
Net cash inflow from operating activities	3	(a)	16,079	8,454
Tax (paid)/ received			—	—

Net cash from operating activities			16,079	8,454

Cash flows from investing activities
Purchases of property and equipment			(433)	(369)
Interest received			1,129	1,200

Net cash from investing activities			696	831

Cash flows from financing activities
Payments of finance lease liabilities			(119)	(574)
Interest paid			(34)	(39)
Dividend paid			(42,000)	—

Net cash used in financing activities			(42,153)	(613)

Net (decrease)/increase in cash and cash equivalents			(25,378)	8,672
Cash and cash equivalents at 1 January			34,720	24,034

Cash and cash equivalents at 30 September	3	(b)	9,342	32,706

HPI Limited

Notes to the financial statements

1. Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with IFRS as adopted by the International Accounting Standards Board and should be read in conjunction with the Company’s audited financial statement for the fiscal year ended December 31, 2007, as detailed in exhibit 99.1.

The financial statements are stated in British pounds, which is the Company’s functional and presentation currency. Unless otherwise noted, the amounts shown in these financial statements are in thousands of British pounds (“£000”).

The unaudited financial statements do not reflect “push-down accounting” as this is not required under IFRS, as adopted by the International Accounting Standards Board. The principal differences are recording the allocation of purchase price based upon the fair value of acquiree’s assets, and the associated amortization and depreciation thereof. Therefore these unaudited financial statements do not reflect valuation of intangible assets and goodwill on the balance sheet or amortization of these assets in the income statement. Further, no impairment analysis was conducted associated with these intangibles or goodwill.

2. Summary of Significant Accounting Policies

Revenue recognition Revenue represents income from the sale of vehicle provenance data on a transactional basis with income recorded upon provision of the service. Subscription revenue is recognised evenly over the subscription term. Any income received in advance is treated as deferred income and included in other liabilities.

Income taxes The current tax expense is based on taxable profits for the applicable year, after any adjustments in respect of prior years. Tax, including tax relief for losses, if applicable, is allocated over profits before taxation and amounts charged or credited to reserves as appropriate.

Provision is made for deferred tax liabilities, or credit taken for deferred tax assets, using the liability method on all material temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements.

The principal temporary differences arise from provisions and other temporary differences. The rates enacted or substantively enacted at the balance sheet date are used to determine the deferred tax.

Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax related to fair value re-measurement of owner-occupied properties and other amounts taken directly to equity is recognised in the balance sheet as a deferred tax asset or liability.

Provisions and contingent liabilities Provisions are recognised when the Company has a present or legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made. Where the Company expects a provision to be reimbursed, for example for environmental restoration, restructuring costs or legal claims, the reimbursement is recognised as a separate asset but only when the reimbursement is more probable than not.

The Company offers customers a warranty against potential losses arising from errors in the accuracy and quality of data provided to the customer. The Company bears the risk of warranty claim itself. The provision at the end of each accounting period is expected to be utilised within the next two years.

Contingent liabilities are disclosed if there is a possible future obligation as a result of past event, or if there is a present obligation as a result of a past event but either a payment is not probable or the amount cannot be reliably estimated.

Dividends Interim dividends on ordinary shares are recognised in equity in the period in which they are paid. Final dividends on these shares are recognised when they have been approved by shareholders.

3. Cash flow statements

	9 months ended 30 September 2008	9 months ended 30 September 2007
	£000	£000
(a) The reconciliation of profit before tax to the net cash inflow from operating activities is:

Profit before tax	10,666	7,436
Adjustments for:
Depreciation of property and equipment	317	864
Interest receivable	(1,129)	(1,200)
Interest expense on borrowings	34	39
Changes in working capital:
Decrease in trade and other receivables	10,608	1,838
Decrease in other provisions	(808)	(1,228)
Decrease in trade and other payables	(3,716)	(655)
Increase in other liabilities	107	1,360

Net cash flow from operating activities	16,079	8,454

(b)	Cash and cash equivalents in the cash flow statement at 30 September comprised

	2008	2007
	£000	£000
Cash at bank and in hand	9,342	32,706

4. Post 31 December 2007 balance sheet events

On 24 April 2008, as part of a reorganisation, the entire issued share capital of the Company was transferred from Norwich Union Consumer Products Limited to Aviva International Insurance Limited (“AII”) for consideration of £141,800 thousand.

On 31 July 2008, the entire issued share capital of the Company was transferred from AII to RAC plc for a consideration of £99,800,000.

On 19 December 2008 the entire share capital of the Company was acquired by HPI Holding Ltd., a member of the Solera Holdings, Inc. group.